Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2015, relating to the consolidated financial statements of Orbitz Worldwide, Inc. and subsidiaries appearing in the Current Report on Form 8-K/A of Expedia, Inc. filed on November 12, 2015.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 11, 2015